As filed with the Securities and Exchange Commission on May 28, 2003
                                                                      Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

THE NEIMAN MARCUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	95-4119509 (I.R.S. Employer Identification No.)

One Marcus Square
1618 Main Street
Dallas, Texas 75201
(Address of principal executive offices,
included zip code)

THE NEIMAN MARCUS GROUP, INC. 1997 INCENTIVE PLAN
(Full title of the plan)

Nelson A. Bangs
Senior Vice President and General Counsel
1618 Main Street
Dallas, Texas 75201
(Name and address of agent for service)

(214) 741-6911
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A Common Stock	2,300,000 shares	$32.45	$74,635,000	$6,038

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), and computed on the basis of the market price of the Class A Common Stock on May 21, 2003 in accordance with Rule 457(c).

REGISTRATION OF ADDITIONAL SECURITIES

          This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 2,300,000 shares of Class A Common Stock to be issued pursuant to The Neiman Marcus Group, Inc. 1997 Incentive Plan (the "Plan"). Registration statements on Forms S-8 relating to the Plan are effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of registration statements on Form S-8 (No. 333-35829 filed September 17, 1997 and No. 333-58906 filed April 13, 2001) relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

          The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 28, 2003.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ Burton M. Tansky

Burton M. Tansky
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Burton M. Tansky	President, Chief Executive Officer and Director	May 28, 2003

Burton M. Tansky	(Principal Executive Officer)

/s/ James E. Skinner	Senior Vice President and Chief Financial Officer	May 28, 2003

James E. Skinner	(Principal Financial Officer)

/s/ T. Dale Stapleton	Vice President - Controller	May 28, 2003

T. Dale Stapleton	(Principal Accounting Officer)

DIRECTORS
Name	Date

/s/ John R. Cook	May 28, 2003

John R. Cook

/s/ Gary L. Countryman	May 28, 2003

Gary L. Countryman

/s/ Matina S. Horner	May 28, 2003

Matina S. Horner

/s/ Brian J. Knez	May 28, 2003

Brian J. Knez

/s/ Vincent M. O'Reilly	May 28, 2003

Vincent M. O'Reilly

/s/ Walter J. Salmon	May 28, 2003

Walter J. Salmon

/s/ Carl Sewell	May 28, 2003

Carl Sewell

/s/ Richard A. Smith	May 28, 2003

Richard A. Smith

/s/ Robert A. Smith	May 28, 2003

Robert A. Smith

/s/ Paula Stern	May 28, 2003

Paula Stern

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Filed Herewith or Incorporated by Reference

4	The Neiman Marcus Group, Inc. 1997 Incentive Plan,	Filed herewith.
as amended.

5	Opinion of Nelson A. Bangs	Filed herewith.

23.1	Consent of Independent Public Accountants	Filed herewith.

23.2	Consent of Nelson A. Bangs (included in his opinion filed as Exhibit 5 hereto).	Filed herewith.